MerueloMaddux Properties, Inc.
Supplemental Information

September 30, 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Corporate Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Company Background

MerueloMaddux Properties, Inc. (MMPI) is a self-managed, full-service real estate company that develops, redevelops, owns and invests in commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.  We are an experienced real estate company in the Los Angeles metropolitan market. We employ specialists in urban site identification, land planning, design development, architecture, construction oversight, real estate brokerage, financial underwriting, real estate law and property management. Our employees have close working relationships with local and national lending institutions, local government officials and community and labor leaders and are active in the real estate financial and brokerage community in the Los Angeles metropolitan area. We have substantial experience in assembling numerous small land parcels and expediting land development approvals and in project design, construction and management.

We focus on properties that have alternate, more profitable uses achievable through major renovation, redevelopment or development. We are involved in a wide range of project types, including food industry, wholesale market, small tenant industrial and residential properties. These projects are predominantly located in a densely urban, multi-ethnic environment, involve numerous local entitlement, property assemblage and physical challenges and are opportunities frequently overlooked by mainstream institutional investors and developers. We believe we can earn higher risk-adjusted returns on the redevelopment of re-emerging urban markets than on initial development in emerging suburban markets.

We are committed to responsible property investing. Real estate development activity in California historically has been centered around the periphery of established population areas, which has resulted in suburban sprawl and exacerbated economic, social and transportation problems and provoked resistance from businesses, residents and governments. “Smart Growth” and “Transit Oriented Development” are emerging categories of development that feature urban infill projects that meet the demands of urban communities. The advantages of Smart Growth projects include utilizing or upgrading existing infrastructure instead of creating new infrastructure, as well as reducing automobile reliance by locating businesses, customers and employees closer to each other and to existing public transit systems. We pursue Smart Growth projects, Transit Oriented Development and similar projects that have both economic and social benefits.

Most of our projects are located in or around the downtown area of Los Angeles, and all of our projects are in Southern California. Downtown Los Angeles is commonly defined as an area of approximately 350 city blocks, or approximately 2,500 acres, ringed by the U.S. Highway 101/ Santa Ana Freeway on the north, the Los Angeles River on the east, U.S. Interstate 10/Santa Monica Freeway to the south and the State Highway 110/Pasadena Freeway to the west. With approximately 83 acres of land in downtown Los Angeles owned or controlled through executory purchase and sale agreements or options to purchase, we believe we are the largest non-government landowner in downtown Los Angeles.

We organized our company as a taxable corporation and own our assets through an operating partnership.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Quarterly Highlights

We are a self-managed, full-service real estate company that develops, redevelops, owns and invests in commercial and residential properties located in downtown Los Angeles and other densely populated urban areas in California that are undergoing demographic or economic changes.

As of September 30, 2008, we had classified 29 of our projects as rental properties and 22 as development projects. Most of the projects are located in or around the downtown area of Los Angeles, and all of the projects are in Southern California.

This Supplemental Operating and Financial Data package supplements the information provided in our quarterly and annual reports filed with the Securities and Exchange Commission (SEC).

Legal Activities:
As discussed in previous public announcements, prior to our initial public offering, an entity affiliated with our predecessor owned property that was subject to an eminent domain action by a public agency.  During the third quarter, the legal proceedings were concluded and we received $14.2 million in full payment of our affiliate note receivable.  On July 28, 2008, we issued a total of 1.4 million shares of common stock to affiliates of Messrs. Meruelo and Maddux that we had a contingent obligation to issue based on amounts that were paid to our company by the obligor on such affiliate’s note receivable.  Also during the quarter, the Company successfully concluded its litigation to enforce the specific performance of a purchase agreement, dated May 2004, for the purchase of Overland Terminal.  This property has been purchased by the Company.  The Company, concurrently with its acquisition of this property entered into an agreement to sell this property.

Acquisition and Disposition Activities:
In the third quarter, the Company completed one property acquisition and two property dispositions.  We acquired  Overland Terminal which is a multi-tenant industrial building with 309,340 net rentable square feet on 3.3 acres of land located at the corner of Alameda Street and E. Olympic Blvd., two major commercial thoroughfares, in downtown Los Angeles.  The property is predominantly occupied by garment industry tenants, with a small number of produce tenants on the ground floor.  The purchase price was $17.0 million.

During the third quarter, the Company sold 1800 Washington Blvd for a gain of $1.7 million.  The gross sales price was approximately $14.2 million.  A $9.1 million existing mortgage was repaid, leaving net proceeds after closing costs of approximately $4.8 million.  Also during the quarter, the Company received approximately $5.2 million in cash proceeds representing the final payment on the sale of 2000 San Fernando Road, for a combined total of approximately $20.2 million in net cash proceeds derived from this sale.  The Company purchased this property in April of 2007 for $20.0 million and booked a gain on sale of approximately $14.2 million related to this transaction.

Development Activities:
Development activity in the third quarter was concentrated on the continued construction of our 214 unit luxury apartment tower at 717 W. Ninth Street in downtown Los Angeles.  The thirty-five story structure has been topped out and the glass curtain wall is anticipated to be completed by the end of 2008.  Interior framing and drywall installation are in progress.  The project is on schedule to be completed by the end of September 2009.  Pre-leasing activities are anticipated to commence Spring 2009.

Leasing Activities:
We completed or renewed a total of 24 commercial and residential leases during the second quarter for a total of 37,120 square feet of leased space.  The largest new commercial lease was with The Dye House LA, LLC, who leased 14,000 square feet at our 1500 Griffith Avenue property. The remaining leases were predominantly for produce and food distribution related tenants requiring smaller sized space.  During the same period, commercial leases totaling 56,234 square feet expired or were intentionally not renewed by the Company.  In response to current economic conditions, the Company has begun actively replacing lower credit quality tenants with stronger credit tenants, resulting in additional vacancy levels for this quarter. The percentage change in our annualized cash rental revenue during the quarter decreased by approximately $298,000 or 1.5%.  The percentage change in annualized GAAP rental revenue during the quarter decreased by approximately $264,000 or 1.3%.

Financing Activities:
As part of our ongoing financing strategy, we continue to reduce the amount of principal due on loans secured by unimproved land.  During the third quarter we substituted a land loan with a balance of $6.4 million for a loan with an equal balance secured by a previously unencumbered income producing asset with an August, 2009 maturity.  The company’s remaining land loans mature in June and July of 2009.
During the third quarter the Company secured three new loans, extended the maturities of five existing loans and paid off two loans.  The first new loan was the $84.0 million construction loan on 717 W. Ninth Street.  The second new loan,  as part of the structure of a resale agreement, was the $15.0 million financing from the third party buyer of Overland Terminal.  The third loan was the $6.4 million loan discussed above.
The maturity of the $20.5 million Meruelo Wall Street loan was extended for three years.  The maturities of the land loans for Southpark Towers and Sky Arc, with a combined balance of $37.0 million, were extended for one year periods with new expiration dates in June and July of 2009, respectively.  The maturity of the $7.0 million Meruelo Farms loan, was extended to October, 2009 and the maturity $4.4 million loan on 801 E. 7th Street, which is currently in escrow with a $3.0 million non-refundable deposit, was extended through November, 2008 to allow the purchaser to complete its financing arrangements.

General Market Highlights:
In the industrial marketplace, Cushman & Wakefield reports that, while this market remains the strongest in the country, the vacancy rate for the central Los Angeles market has climbed from 1.2% to 2.8%.  We believe that this market will continue to feel the impact of the weakening economy, with a slowing rate of leasing activity and rising unemployment levels putting increased pressure on both the market vacancy rate and previously increasing average rent levels.  However, traffic through the ports and competing property uses will continue to provide long-term demand for industrial space in this market.

Our residential development program is solely focused on the apartment rental market.  Rental rates for one and two bedroom apartments comparable to our current and proposed residential projects continue to increase, although general levels of demand anecdotally appear to be slowing.  Piece-Eislen, a multi-family market research service, reports that average apartment rental rates in downtown Los Angeles have increased 14.2% to date in 2008.  A major portion of this average rate increase is probably attributed to the increasing quality of new residential projects entering the market.  An example of this trend is the continued leasing success of 717 W. Olympic, the first, newly built high rise apartment project in downtown Los Angeles.  Located approximately one block from our 717 W. Ninth Street property, the 717 W. Olympic apartment project is the only comparable apartment to our 717 W. Ninth Street apartment project in the market.  The 717 W. Olympic apartment project has reported good leasing activity.  Downtown Los Angeles has seen a significant slowdown in condominium sales and several condominium buildings have converted temporarily to rentals, creating additional rental market supply in some downtown sub-markets.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Investor Information
Principal Corporate Office
MerueloMaddux Properties, Inc.
761 Terminal Street
Building One, 2nd Floor
Los Angeles, California 90021
Phone:        (213) 291-2800
Fax:           (213) 291-2830
www.meruelomaddux.com

Investor Relations	Transfer Agent and Registrar	Stock Market Listing

Andrew Murray	American Stock Transfer & Trust Company	NASDAQ: MMPI
Chief Financial Officer	Phone: 800-937-5449
761 Terminal Street
Building One , 2nd Floor
Los Angeles, CA 90021
Phone: (213) 291-2819
E-mail: amurray@meruelomaddux.com

Board of Directors and Executive Officers
Richard Meruelo	Chairman and Chief Executive Officer
John Charles Maddux	President, Chief Operating Officer and Director
Lynn Beckemeyer	Executive Vice President – Development and Director
Andrew Murray	Chief Financial Officer
Fred Skaggs	Chief Accounting Officer
Ted McGonagle	Chief Investment Officer
Todd Nielsen	General Counsel and Corporate Secretary
Miguel Enrique Echemendia	Chief Administrative Officer
John B. Hansen	Director
Philip S. Payne	Director
Richard Garcia Polanco	Director
Anthony A. Williams	Director

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Supplemental Financial Information

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Consolidated Balance Sheets
(in thousands)

	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$7,391	$8,284	$12,347	$3,030	$11,175
Restricted cash	37,563	9,288	7,299	7,104	7,432
Accounts receivable	1,973	2,123	2,152	2,610	2,256
Rental properties, net	356,060	284,593	305,149	306,096	305,260
Real estate held for development	423,977	488,281	469,278	461,789	437,646
Other assets, net	3,474	3,468	3,611	3,551	4,045
Total assets	$830,438	$796,037	$799,836	$784,180	$767,814

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$2,950	$18,753	$19,465	$8,585	$4,905
Accrued expenses and other liabilities	15,116	12,482	9,565	8,045	16,451
Notes payable secured by real state	348,838	308,522	316,570	307,394	294,594
Deferred gain	-	9,044	-	-	-
Deferred taxes, net	38,026	36,594	37,371	41,101	39,560
Total liabilities	404,930	385,395	382,971	365,125	355,510

Commitments and contingencies	–	–	–	–	–

Minority interests	992	1,042	1,360	–	–

Common stock	881	867	867	858	858
Additional paid in capital	445,774	445,263	444,760	444,280	443,292
Affiliate notes receivable	–	(14,214)	(14,214)	(14,214)	(22,614)
Retained earnings (deficit)	(22,139)	(22,316)	(15,908)	(11,869)	(9,232)
Total stockholders' equity (deficit)	424,516	409,600	415,505	419,055	412,304
Total liabilities and stockholders' equity	$830,438	$796,037	$799,836	$784,180	$767,814

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Consolidated Statements of Operations
(unaudited and in thousands except per share data)

	Three Months Ended Sept. 30, 2008	Three Months Ended June 30, 2008	Three Months Ended Mar. 31, 2008	Three Months Ended Dec. 31, 2007	Three Months Ended Sept. 30, 2007
Revenues:
Rental income	$5,753	$5,817	$5,620	$5,191	$5,654
Management fees	67	69	73	72	68
Interest income	196	222	203	271	524
Other income	124	51	107	267	81
Total Revenues	6,140	6,159	6,003	5,801	6,327
Expenses:
Rental expense	3,640	3,459	3,391	2,879	3,642
Interest expense	2,798	2,139	2,232	2,425	2,423
Depreciation and amortization	2,080	1,457	1,476	1,552	1,184
Impairment on real estate assets	10,736	3,895	10,245	-	-
General and administrative	2,415	2,494	2,371	2,225	2,627
Total Expenses	21,669	13,444	19,715	9,081	9,876
Loss from continuing operations	(15,529)	(7,285)	(13,712)	(3,280)	(3,549)
Income (loss) from discontinued operations	3	70	407	643	(521)
Gain on sale of real estate	15,704	-	6,897	-	-
Income (loss) before income taxes and minority interests	178	(7,215)	(6,408)	(2,637)	(4,070)
Minority interests	(1)	29	(1,360)	-	-
Income (loss) before income taxes	177	(7,186)	(7,768)	(2,637)	(4,070)
Provision (benefit) for income taxes	-	(778)	(3,729)
Net income (loss)	$177	$(6,408)	$(4,039)	$(2,637)	$(4,070)
Basic income (loss) per share	0.00	(0.07)	(0.05)	(0.03)	(0.05)
Diluted income (loss) per share	0.00	(0.07)	(0.05)	(0.03)	(0.05)
Weighted average common shares outstanding - basic	86,931,457	86,422,172	85,746,786	85,478,164	85,478,164
Weighted average common shares outstanding - diluted	88,031,465	86,422,172	85,746,786	85,478,164	85,478,164

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Capital Structure/Market Capitalization
(in thousands)

Debt		Principal Balance
		September 30, 2008

Fixed Rate Mortgage Notes		$174,901
Variable Rate Mortgage Notes		173,937
Total Consolidated Debt		348,838

Equity

	Shares & Units Outstanding	Market Value (1)

Common Stock	88,101	$107,483

Operating Partnership Units	848	1,035

Total Common Equity	88,949	108,518

Total Market Capitalization		$457,356
   __________
       (1)  Value based on the NASDAQ closing price of $1.22 per share of common stock on September 30, 2008.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Debt Summary
(in thousands)

Fixed Rate Mortgage Notes			Balance at
Project Name	Interest Rate	Maturity Date	September 30, 2008
Seventh Street Produce Market/Alameda Square	6.75%	November 30, 2008(1)	$49,315
717 W Ninth Street(2)	12.0%	January 31, 2010	42,000	(2)
Meruelo Wall Street	6.25%	October 5, 2008 (3)	20,476
Overland Terminal(4)	13.0%	April 1, 2009	15,000
Crown Commerce Center	7.48%	September 5, 2011	10,220
Seventh Street Produce Market/Alameda Square	8.00%	November 30, 2008(1)	9,893
Washington Cold Storage	6.93%	April 13, 2016	9,592
2131 Humboldt Street	6.50%	January 1, 2011	7,000
420 Boyd Street	7.49%	June 15, 2012	5,950
1500 Griffith Avenue	7.00%	January 24, 2013	3,000
905 E. 8th Street	7.50%	January 15, 2009	1,950
500 Mateo Street	7.00%	March 1, 2011	505
Total Fixed Rate Mortgage Notes			$174,901

Variable Rate Mortgage Notes(5)
Union Lofts Mini Permanent Loan	1-Month LIBOR plus 1.65%	March 1, 2009	$28,108
South Park Towers(6)	Prime	July 14, 2009	20,000
Sky Arc	Prime plus 2.0%	June 15, 2009	17,000
Southern California Institute of Architecture	Prime plus .25%	August 1, 2011	10,137
Barstow Produce Center Construction Loan	Prime plus .75%	January 9, 2013	9,045
Pomona Park Village	Prime plus 7.0%	June 26, 2011	8,800
Ullman Tower One	Prime plus 1.0%	June 1, 2009	8,721
1875 W. Mission Blvd.	6-Month LIBOR plus 6.25%	April 1, 2009	8,534
788 S. Alameda Street	Prime plus .50%	April 1, 2013	7,200
Center Village	Prime plus 1.0%	October 1, 2008(7)	7,000
4th Street Center and 1500 Griffith Ave.(8)	Prime plus 1.0%	August 1, 2009	6,397
Barstow Produce Center Construction Loan	Prime plus 1.0%	January 9, 2010	6,220
Washington Produce Market	Prime plus 0.5%	December 5, 2012	6,093
1919 Vineburn Avenue	Prime plus 1.0%	July 1, 2009	5,490
620 Gladys Avenue	Prime	October 1, 2008(7)	5,390
Desmond Building	Prime plus 1.0%	May 1, 2009	5,340
801 E 7th Street (9)	Prime	September 1, 2008(9)	4,400
Meruelo Farms	Prime	November 7, 2010	3,350
Santa Fe Plaza	6-Month Treasury plus 2.875%	October 1, 2017	3,145
3rd & Omar	Prime plus .25%	August 15, 2010	2,577
2415 Washington Blvd.	Prime	November 15, 2008	990
Total Variable Rate Mortgage Notes			$173,937

GRAND TOTAL			$348,838
     __________
(1)	Lender has agreed to extend this loan for an additional three months to February 28, 2009.
(2)	Represents a construction loan that may be drawn up to $84.0 million. Five 6-month extensions are available at our option.
(3)	The current lender has extendeded this loan for an additional three-year term.
(4)	We purchased this project on September 3, 2008. As part of the structure of a pending resale of the project to a third party, this third party provided interim financing.
(5)	At September 30, 2008, the Prime rate was 5.00%. The six-month LIBOR, the one-month LIBOR and the 6-month US Treasury rates in effect at September 30, 2008 were 3.98%, 3.93% and 1.60%.
(6)
A portion of the Southpark Towers project is collateral for up to $4.2 million of the debt that also encumbers our 620 Gladys Avenue project.  Additionally, another portion of the Southpark Towers project is collateral for the debt that also encumbers our Sky Arc project.  Although the cross-collateralized debt encumbers more than one property, for convenience, it not reflected herein as debt for Southpark Towers, but only as debt for 620 Gladys Avenue and Sky Arc, respectively.

(7)	Lender extended this loan for an additional one year term to October 1, 2009.
(8)	We repaid the original loan on Ullman Tower Two with a new loan for the same amount secured by 4th Street Center and 1500 Griffith Avenue.
(9)	This loan was extended to November 30, 2008 and is secured by a project that is under contract for sale.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Reconciliation of Net Income (Loss) to Earnings Before Interest, Taxes and Depreciation and Amortization (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007
Reconciliation of net income (loss) to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net income (loss), including discontinued operations	$177	$(6,408)	$(4,039)	$(2,637)	$(4,070)
Add: Interest expense	2,847	2,398	2,456	2,674	2,667
Depreciation and amortization	1,878	1,607	1,693	1,763	1,557
Deferred income tax benefit	-	(778)	(3,729)	-	-
Minority interests	1	(29)	1,360	-	-
Impairment on real estate assets	10,736	3,895	10,245	-	-
EBITDA	$15,639	$685	$7,986	$1,800	$154

EBITDA	$15,639	$685	$7,986	$1,800	$154
Less: gain on sale of real estate	(15,704)	-	(6,897)	-	-
EBITDA before gain on sale of real estate	$(65)	$685	$1,089	$1,800	$154

     __________
(1)	For the definition and discussion of EBITDA, see page 15.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

After Tax Cash Flow (1)
(unaudited and in thousands)

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	Sep. 30, 2008	Jun. 30, 2008	Mar. 31, 2008	Dec. 31, 2007	Sep. 30, 2007

Net income (loss), including discontinued operations	$177	$(6,408)	$(4,039)	$(2,637)	$(4,070)
Deferred income tax benefit	–	(778)	(3,729)	–	–
Minority interests	1	(29)	1,360	–	–
Impairment on real estate assets	10,736	3,895	10,245	–	–
Depreciation and amortization	1,878	1,607	1,693	1,763	1,557
Amortization of loan costs	124	161	94	77	86
Non-cash compensation expense	526	503	413	464	432
Straight-line rent adjustments	(16)	(64)	(115)	(150)	(386)
ATCF	$13,426	$(1,113)	$5,922	$(483)	$(2,381)
   __________
(1)	For the definition and discussion of ATCF, see page 16.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Disclaimer:

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this supplemental information package to reflect new information, future events or otherwise.

Forward-Looking Statements:

This supplemental information package contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we include this statement for purposes of complying with these safe harbor provisions.

Forward-looking statements relate to estimates, expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us.

The majority of our projects are in various stages of development and redevelopment. The information concerning "Estimated Incidental Revenue per Year," "Estimated Square Feet," "Estimated Retail Square Feet," "Estimated Residential Square Feet” and “Estimated # Units Developed" represents our current redevelopment plans and expectations for such projects. Such information is necessarily forward-looking information subject to change.

Our beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, the status and performance of our projects may vary materially from those expressed in our forward-looking statements. For example, the actual redevelopment plan, the actual commencement, completion and costs of construction and the actual stabilization may vary. We can provide no assurance that any proposed development or redevelopment will occur as described below or on a timeframe or at costs consistent with our estimates.

You should carefully consider the risks and uncertainties before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

•
the factors referenced in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Reports for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

•	availability, terms and deployment of capital;

•	general volatility of the capital markets;

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

•	changes in our business and investment strategy;

•	availability of qualified personnel;

•	perception of the commercial and residential subsegments of the real estate industry;

•	changes in supply and demand dynamics within the commercial and residential subsegments of the real estate industry;

•	availability of purchasers of our projects;

•	change in costs associated with development or redevelopment and repositioning of projects;

•	changes in interest rates;

•	changes in applicable laws and regulations (including land use entitlement processes);

•	changes in political climates that may affect our proposed development and redevelopment projects;

•	state of the general economy and the greater Los Angeles economy in which our projects are located;

•	a taking of any of our rental properties or development projects by eminent domain; and

•	the degree and nature of our competition.

You should not place undue reliance on our forward-looking statements, which apply only as of the date of this supplemental information package.

Non-GAAP Supplemental Measures:

We believe that earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a useful supplemental performance measure. Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of real estate companies. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flows from operating activities (computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income as an indicator of our operating performance. Other companies may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other companies’ EBITDA. EBITDA is not a replacement for, and should be read in connection with, our financial statements filed in our Annual Report on Form 10-K and our Quarterly Reports for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

Management Statements on Forward Looking Statements, Estimates and Non-GAAP Supplemental Measures

Non-GAAP Supplemental Measures (Continued):

We believe that after tax cash flow, or ATCF, is a useful supplemental performance measure. We define ATCF as net (loss) income excluding the following: i) deferred income tax expense; ii) non-cash charges for depreciation and amortization, iii) amortization of loan costs; iv) the adjustment to recognize rental revenue using the straight-line method; v) the adjustment to rental revenue to reflect the fair market value of rents and vi) non-cash charges for asset impairment. Management uses ATCF as an assessment of performance of our operations in period to period comparisons and for financial planning purposes. ATCF should not be used as a measure of our liquidity nor as a supplement to or substitute for cash flow from operating activities, which is computed in accordance with GAAP. ATCF should be considered only as supplement to net (loss) income as a measure of our performance.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Portfolio Data

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Portfolio Overview – Rental Projects

					Leased % and In-Place Rents
Project	# of Projects	Los Angeles District	Type of Temporary Operations	Net Rentable Square Feet	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Commercial Projects
788 S. Alameda	1	Wholesale Produce	N/A	33,984	78.1%	$ 1,057,110	$ 39.82
Washington Cold Storage	1	Wholesale Produce	N/A	59,000	100.0%	1,320,000	22.37
500 Mateo Street	1	Arts	N/A	12,938	100.0%	122,400	9.46
Meruelo Wall Street	1	Fashion	N/A	98,245	97.5%	2,040,204	21.30
Washington at Central	1	Southeast Industrial	N/A	5,479	25.6%	18,000	12.86
Southern California Institute of Architects	1	Arts	N/A	81,741	100.0%	1,212,000	14.83
Washington Produce Market	1	Wholesale Produce	N/A	31,876	73.3%	495,450	21.19
905 E. 8th Street	1	Electronics	N/A	32,000	50.5%	182,400	11.29
3rd and Omar Street	1	Little Tokyo	N/A	23,297	23.2%	94,560	17.47
1919 Vineburn Avenue	1	North Downtown Industrial	N/A	122,345	100.0%	506,520	4.14
1500 Griffith Avenue	1	Fashion	N/A	50,058	100.0%	448,217	8.95
4th Street Center	1	Arts	N/A	14,472	53.2%	98,400	12.79
Seventh Street Produce Market	1	Wholesale Produce	Wholesale produce market	122,120	61.7%	3,401,814	45.17
Alameda Square	1	Wholesale Produce	Commercial	1,463,696	60.9%	3,493,212	3.92
620 Gladys Avenue	1	Wholesale Seafood	Wholesale distribution	57,354	69.7%	434,782	10.88
1000 E. Cesar Chavez	1	North Downtown Industrial	Multi tenant commercial	50,373	16.8%	58,200	6.86
306 North Avenue 21 (3)	1	North Downtown Industrial	Multi tenant commercial	84,472	54.4%	164,400	3.58
Crown Commerce Center	1	Southeast Industrial	Multi-tenant commercial	301,491	93.9%	1,877,955	6.64
420 Boyd Street	1	Little Tokyo	Office and retail	47,806	61.8%	370,629	12.54
230 W. Ave 26th	1	North Downtown Industrial	Multi tenant commercial	67,671	42.8%	208,619	7.21
5707 S. Alameda	1	South Downtown Industrial	Single tenant commercial	55,729	70.5%	139,977	3.56
Overland Terminal	1	Wholesale Produce	Multi-tenant commercial	309,340	59.1%	1,688,964	9.24
Santa Fe Plaza	1	South Downtown Industrial	Multi-tenant commercial	16,000	0.0%	-	-
1211 E. Washington Blvd.	1	South Downtown Industrial	Multi-tenant commercial	108,000	84.5%	447,072	4.90
Barstow Produce Center	1	Barstow, California	Single-tenant commercial	261,750	1.9%	24,000	4.80
Total Commercial Projects	25			3,511,237	63.3%	$ 19,904,885	$ 8.95

Residential Projects
American Apartments	1	Arts	N/A	13,550	97.8%	$ 310,417	$ 23.43
Union Lofts(5)	1	Jewelry	N/A	81,609	18.5%(5)	457,409	30.29
Southpark Tower - Phase 2 - J Restaurant	See Note (4)	Southpark	Restaurant and parking	11,829	100.0%	438,624	37.08
Center Village	1	Arts	Cold storage and commercial	176,628	100.0%	751,200	4.25
Pomona West	1	Pomona, California	Commercial and office flex	242,042	0.0%	-	-
Total Residential Projects	4			525,658	41.2%	$ 1,957,650	$ 9.03

Total Rental Project Portfolio	29			4,036,895	60.5%	$ 21,862,535	$ 8.96
     __________
(1)	Annualized rent represents the annualized monthly contractual rent under existing leases as of September 30, 2008.
(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by the total square footage under lease as of the same date.
(3)	This parcel is part of a larger project that will be redeveloped as part of the 2131 Humboldt Street project discussed in the "Development Pipeline."
(4)	This parcel is part of a larger project that will be redeveloped as part of the Southpark Tower project discussed in the "Development Pipeline."
(5)	As of October 27, 2008, we have leased 27 out of 92 apartments (29.3%).

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Development Pipeline

Project	# of Projects	Location	Type of Incidental Revenue Earned	Estimated Incidental Revenue per Year
Commercial Projects
801 E. 7th Street	1	Downtown Industrial District	Single-tenant distribution	$ 227,000
2131 Humboldt Street	See Note (1)	North Downtown Industrial District	Small tenant commercial	144,000
Meruelo Baldwin Park	1	Baldwin Park, California	Small tenant commercial and residential	70,000
1828 Oak Street (5)	1	South Downtown Industrial District	N/A	-
Gold's Gym & Public Storage (2)	1	Commerce, California	N/A	-
Camfield Retail Center	1	Commerce, California	N/A	-
American Fish (5)	1	Wholesale Produce District	N/A	-
Ceres Street Produce Center	1	Wholesale Produce District	N/A	-
Musica Latina Building	1	Center City West	N/A	-
Total Commercial Projects	8			$ 441,000

Residential Projects
Southpark Towers (4)	1	Southpark	Commercial parking lot	$ 402,000
Ullman Tower One	1	Southpark	Commercial parking lot	360,000
Desmond Building	1	Southpark	Wholesale distribution	196,000
Ullman Tower Two	1	Southpark	Commercial parking lot	180,000
Sky Arc	1	Arts District	Student and faculty parking and intermittent filming	157,000
Olive Street Tower	1	Southpark	Commercial parking lot and garage	144,000
Pomona East (3)	1	Pomona, California	Small tenant commercial	102,000
TransAmerica Lofts	1	Southpark	Commercial parking lot	84,000
717 W. 9th Street	1	Financial District	Signage	36,000
Chinatown Tower	1	Chinatown	N/A	-
Vignes Village	1	Chinatown	N/A	-
San Fernando Court	1	Sylmar, Los Angeles, California	N/A	-
Citrus Gardens	1	Covina, California	N/A	-
Covina Gardens	1	Covina, California	N/A	-
Total Residential Projects	14			$ 1,661,000
Total Development Pipeline	22			$ 2,102,000
     __________
(1)	Project is currently considered a portion of the 306 N. Avenue 21 project and is counted as a rental project.
(2)	Project is currently owned and under redevelopment by a third party in accordance with a build-to-suit contract with us. The final purchase price is based on construction costs.
(3)	This project will be developed as part of Pomona Park Village Phase I.
(4)
In connection with our purchase of the project, we have agreed to construct a parking structure that will contain at least 132 parking spaces for the benefit of an adjacent project not owned by us.  The seller has a right to repurchase the project at the price we paid if construction is not commenced by October 1, 2008.  Our redevelopment of this project includes plans for a parking structure that satisfies the contract.

(5)	We do not own this project, but have the option to purchase it from an unrelated third party.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Rental Project Portfolio Leasing Activity

	Rental Project Portfolio
Reconciliation of Commercial Leased Square Feet	Square Feet	% Leased

Leased Square Feet as of June 30, 2008	2,376,542	68.4%
Project Placed in Service: Barstow Produce Center – 7/1/08	5,000
Project Placed in Service: Union Lofts – 7/1/08	13,481
Project Placed in Service: Santa Fe Plaza – 9/1/08	-
Project Sold: 1800 E Washington Blvd.	(108,744)
Revised Leased Square Feet as of June 30, 2008	2,286,279	56.6%
Project Purchased: Overland Terminal – 9/1/08	182,740	4.5%
Expirations	(65,675)	-1.6%
New Leases	37,120	1.0%
Lease Square Feet as of September 30, 2008	2,440,464	60.5%

Weighted Average Lease Term - New (in months)		11

	Revenue ($)	% Change
Cash Rent Growth
Annualized Lease Revenue as of September 30, 2008	$21,862,535
Annualized Lease Revenue for Overland Terminal	(1,688,964)
Net Annualized Lease Revenue as of September 30, 2008	$20,173,571
Annualized Lease Revenue as of June 30, 2008 (1)	20,471,935
Increase (Decrease)	$(298,364)	-1.5%

	Revenue ($)	% Change
GAAP Rent Growth (2)
Annualized Lease Revenue as of September 30, 2008	$21,981,784
Annualized Lease Revenue for Overland Terminal	(1,688,964)
Net Annualized Lease Revenue as of September 30, 2008	$20,292,820
Annualized Lease Revenue as of June 30, 2008 (1)	20,556,466
Increase (Decrease)	$(263,646)	-1.3%

     __________
(1)	For comparative purposes, our project 1800 E. Washington Blvd was excluded from the prior quarter.
(2)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Acquisition and Disposition Activity
(dollars in thousands)

Project Acquisitions	Location	Type	Existing Project(s)	Date Acquired / Sold	Building Square Feet	Total Price
First Quarter 2008
Development Projects
9901 Alameda	Development		N/A	3/31/2008	N/A	$24,400
Total Acquisitions during the Quarter Ended March 31, 2008					N/A	$24,400

Project Dispositions
Development Projects
9901 Alameda	Development		N/A	3/31/2008	N/A	$31,200
Total Dispositions during the Quarter Ended March 31, 2008					N/A	$31,200

Second Quarter 2008
No Acquisition Activity

Project Dispositions
Rental Projects
2000 San Fernando Road (1)	Rental		N/A	5/28/2008	119,381	$28,730
Total Rental Projects					119,381	28,730
Total Dispositions during the Quarter Ended June 30, 2008					119,381	$28,730

Third Quarter 2008
Project Acquisitions
Rental Projects
Overland Terminal	Rental		N/A	9/3/2008	309,340	$16,950
Total Acquisitions during the Quarter Ended September 30, 2008					309,340	$16,950

Project Dispositions
Rental Projects
1800 E. Washington Blvd.	Rental		N/A	9/12/2008	108,744	$14,200
Total Dispositions during the Quarter Ended September 30, 2008					108,744	$14,200

      __________
1) The original buyer resold the project during the quarter ended September 30, 2008 for $35.0 million and as a result, we received an additional $5.2 million in net proceeds.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Commercial Project Stabilization

	Project	Los Angeles District/Location	Project Status	Estimated Square Feet
1	500 Mateo Street	Arts	Stabilized	12,938
2	Meruelo Wall Street	Fashion	Stabilized	98,245
3	S CA Institute of Architects	Arts	Stabilized	81,741
4	1919 Vineburn Avenue	N. Downtown Industrial	Stabilized	122,345
5	1500 Griffith Avenue	Fashion	Stabilized	50,058
6	4th Street Center	Arts	Stabilized	14,472
7	Washington Cold Storage	Wholesale Produce	Stabilized	59,000
8	420 Boyd Street	Little Tokyo	Lease up	47,806
9	Crown Commerce Center	Southeast Industrial	Stabilized	301,491
10	1000 E Cesar Chavez	N. Downtown Industrial	Lease up	50,373
11	Washington at Central	Southeast Industrial	Lease up	5,479
12	788 S Alameda	Wholesale Produce	Lease up	33,984
13	Washington Produce Market	Wholesale Produce	Lease up	31,876
14	905 E 8th Street	Electronics	Lease up	32,000
15	Santa Fe Plaza	Vernon, California	Lease up	15,000
16	Barstow Produce Center	Barstow, California	Lease up	261,750
17	3rd and Omar Street	Little Tokyo	Lease up	23,297
18	5707 S Alameda	S. Downtown Industrial	Lease up	55,729
19	620 Gladys Avenue	Wholesale Seafood	Lease up	91,893
20	Gold's Gym & Public Storage	Commerce, California	Purchase	74,000
21	Seventh Street Produce Market	Wholesale Produce	Renovate	150,280
22	1211 E Washington Blvd	S. Downtown Industrial	Renovate	108,000
23	230 W Ave 26th	N. Downtown Industrial	Renovate	67,971
24	Alameda Square	Wholesale Produce	Renovate	1,463,696
25	2131 Humboldt Street	N. Downtown Industrial	Predevelopment	197,922
26	Meruelo Baldwin Park	Baldwin Park, California	Predevelopment	107,150
27	1828 Oak Street (2)	S. Downtown Industrial	Purchase/resell	-
28	Overland Terminal	Wholesale Produce	Held for sale	309,340
29	American Fish (2)	Wholesale Produce	Purchase/resell	29,213
30	Ceres Street Produce Center	Wholesale Produce	Held for sale	-
31	Musica Latina Building	Center City West	Held for sale	-
32	Camfield Retail Center	Commerce, California	Held for sale	-
33	801 E 7th Street	Downtown Industrial	Held for sale	126,550
	Total Commercial Projects			4,023,599

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Residential Project Development

	Project	Los Angeles District/Location	Project Status	Estimated Retail Square Feet	Estimated Residential Square Feet	Estimated # Units Developed
1	American Apartments	Arts	Stabilized	4,700	8,850	48
2	Union Lofts	Historical Core	Lease up	11,000	81,409	92
3	717 W 9th Street	Southpark	Under construction	6,800	252,092	214
4	Citrus Gardens	Covina, California	Predevelopment	-	75,348	52
5	Covina Gardens	Covina, California	Predevelopment	-	71,856	72
6	1150 S Grand Avenue	Southpark	Predevelopment	17,500	373,252	374
	1230 S Olive Street	Southpark	Predevelopment	20,000	427,572	436
	1100 S Olive Street	Southpark	Predevelopment	13,500	254,240	280
7	San Fernando Court (1)	Sylmar, California	Predevelopment	17,400	250,458	247
8	1050 S Hope Street (1)	Southpark	Predevelopment	13,500	143,464	158
9&10	336 W 11th Street (3)	Southpark	Predevelopment	13,500	192,496	212
11	SkyArc Phase I	Arts	Predevelopment	15,000	176,172	212
	SkyArc Phase II	Arts	Predevelopment	-	176,172	212
	SkyArc Phase III	Arts	Predevelopment	-	176,172	211
12	Ullman Tower One	Southpark	Predevelopment	30,000	319,464	348
13	Ullman Tower Two	Historical Core	Predevelopment	6,500	211,820	238
14	Chinatown Tower Phase I	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase II	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase III	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase IV	Chinatown	Predevelopment	15,000	189,912	246
	Chinatown Tower Phase V	Chinatown	Predevelopment	15,000	189,912	246
15	Center Village Phase I	Arts	Predevelopment	15,000	182,816	232
	Center Village Phase II	Arts	Predevelopment	15,000	182,816	232
16	Vignes Village Phase I	Chinatown	Predevelopment	15,000	192,864	224
	Vignes Village Phase II	Chinatown	Predevelopment	15,000	192,864	224
	Vignes Village Phase III	Chinatown	Predevelopment	15,000	192,864	224
	Vignes Village Phase IV	Chinatown	Predevelopment	15,000	192,864	224
17&18	Pomona Park Village Phase I	Pomona, California	Held for sale/lease	155,000	272,400	300
	Pomona Park Village Phase II	Pomona, California	Held for sale/lease	-	272,400	300
	Pomona Park Village Phase III	Pomona, California	Held for sale/lease	-	272,400	300
	Pomona Park Village Phase IV	Pomona, California	Held for sale/lease	-	272,400	300
	Pomona Park Village Phase V	Pomona, California	Held for sale/lease	-	272,400	300
	Total Residential Development			489,400	6,639,485	7,496
(1)	Retail square footage includes 8,400 square feet of office space.
(2)
This site is currently composed of a rental property and a development project. We lease the rental property to the J-Restaurant and generate approximately $420 yearly in net operating income. The development site is currently being used as a parking lot.

(3)
This site is currently composed of a rental property and a development project. The rental property has a building with approximately 254,042 square feet. During the next few years, as we perform predevelopment work but before actual site construction begin, we expect to lease this space and achieve a stabilized net operating income of approximately $1,160 yearly.

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

Pictures of Recent Development

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008

MerueloMaddux Properties, Inc.
Supplemental Operating and Financial Information
Third Quarter 2008